Exhibit 99.1

RPC, Inc. Announces Date for Second Quarter 2023

Financial Results and Conference Call

ATLANTA, July 5, 2023 - RPC, Inc. (NYSE: RES) announced today that it will release its financial results for the second quarter ended June 30, 2023 on Wednesday, July 26, 2023 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 26, 2023 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial toll-free (888) 440-5966, or (646) 960-0125 for international callers, and use conference ID number 9842359. For interested individuals unable to join by telephone, the call also will be broadcast and archived for 90 days on the Company's investor website. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the internet at RPC.net.

For information about RPC, Inc. or this event, please contact:

Michael L. Schmit

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President Corporate Services

(404) 321-2162

jlanders@rpc.net